                             HARLEYSVILLE GROUP INC.


                    YEAR 2000 DIRECTORS' STOCK OPTION PROGRAM



                         APPROVED BY BOARD OF DIRECTORS

                                FEBRUARY 24, 1999

                             HARLEYSVILLE GROUP INC.
                    YEAR 2000 DIRECTORS' STOCK OPTION PROGRAM

                         APPROVED BY BOARD OF DIRECTORS
                                FEBRUARY 24, 1999

                       T A B L E   O F   C O N T E N T S



  I.        INTRODUCTION...................................................1

            A.      Purpose of the Program.................................1
            B.      Definitions............................................1

 II.        PROGRAM ADMINISTRATION.........................................2

            A.      Administration.........................................2
            B.      Participation..........................................3
            C.      Maximum Number of Shares Available.....................3
            D.      Adjustments............................................3
            E.      Registration Conditions................................3
            F.      General Provisions.....................................4

III.        STOCK OPTIONS..................................................4

            A.      Price..................................................4
            B.      Amount and Timing of Grants............................4
            C.      Exercisability of Options..............................5
            D.      Period.................................................5
            E.      Exercise Procedures....................................5
            F.      Payment................................................5
            G.      Termination of Service.................................5
            H.      Retirement, Disability or Death........................5

IV.         MISCELLANEOUS PROVISIONS.......................................6

            A.      Amendment, Suspension and Termination of Program.......6
            B.      Government and Other Regulations.......................6
            C.      Other Compensation Plans and Programs..................6
            D.      Transferability........................................6
            E.      Withholding Taxes......................................6
            F.      Construction of Program................................6
            G.      Unfunded Program.......................................6
            H.      Pronouns, Singular and Plural..........................6
            I.      Effective Dates........................................7
            J.      Limitation of Rights...................................7

                             HARLEYSVILLE GROUP INC.

                    YEAR 2000 DIRECTORS' STOCK OPTION PROGRAM



I.       INTRODUCTION
         ------------

         A.   PURPOSE OF THE PROGRAM: Harleysville Group Inc. (the "Company) has
              ----------------------
              established the Program to further its long-term financial success by offering stock options to non-employee Directors of the Company and of its parent, Harleysville Mutual Insurance Company, whereby such Directors can share in achieving and sustaining such success. The Program also provides a means to attract and retain the Directors needed to achieve the Company's and the Parent's long-term growth and profitability objectives. No more option grants shall be made after May 1999 under the 1995 Directors' Stock Option Program.

         B.   DEFINITIONS: When used in the Program, the following terms shall
              -----------
              have the meanings set forth below:

              "Award(s)" shall mean Non-Qualified Stock Options made under the Program.

              "Board" shall mean the Board of Directors of the Company and the Board of Directors of the Parent.

              "Code" shall mean the Internal Revenue Code of 1986, as amended.

              "Company" shall mean Harleysville Group Inc., a Delaware corporation, and any successor in a reorganization or similar transaction.

              "Committee" shall mean the Compensation & Personnel Development Committee of the Board of Directors, which shall administer the Program. The Committee shall be composed of at least two persons who are from time to time appointed to serve by the Board of the Company.

              "Common Stock" shall mean the common stock of the Company, par value of $1.00 per share, and may be either stock previously authorized but unissued, or stock reacquired by the Company.

              "Director" shall mean a member of the Board of Directors of the Company or a member of the Board of Directors of the Parent.
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Harleysville Group Inc.
Year 2000 Directors' Stock Option Program
Page No. 2


              "Disability" shall mean the inability of a Participant to perform the services normally rendered due to any physical or mental impairment that can be expected to be of either permanent or indefinite duration, as determined by the Committee on the basis of appropriate medical evidence, and that results in the Participant's Termination of Service.

              "Fair Market Value" shall mean with respect to a given day, the closing price of Common Stock, as reported by such responsible reporting service as the Committee may select, or if there were no transactions in the Common Stock on such day, then the last preceding day on which transactions took place. The foregoing notwithstanding, the Committee may determine the Fair Market Value in such other manner as it may deem more appropriate for Program purposes or as is required by applicable laws or regulations.

              "1995 Program" shall mean the 1995 Directors' Stock Option
              Program.

              "Non-Qualified Stock Option" or "NQSO" shall mean a right to purchase the Company's Common Stock which is not intended to comply with the terms and conditions for an incentive stock option, as set forth in Section 422A of the Code, or such other sections of the Code as may be in effect from time to time.

              "Parent" shall mean Harleysville Mutual Insurance Company.

              "Participant" shall mean an active member of the Board who is not an officer or full-time salaried employee of the Company or of the Parent.

              "Program" shall mean the Company's Year 2000 Directors' Stock Option Program.

              "Termination of Service" shall mean a cessation of the Participant's Board service for any reason.


II.      PROGRAM ADMINISTRATION
         ----------------------

         A.   ADMINISTRATION: The Program shall be administered by the
              --------------
              Committee. Subject to the express provisions of the Program, the Committee shall have authority to interpret the Program, to prescribe, amend and rescind rules and regulations relating to the Program and to make all other determinations deemed necessary or advisable in the implementation and administration of the Program; provided, however, that the Committee shall have no discretion with respect to the eligibility or selection of Directors to receive options under the Program, the number of shares of stock subject to any such options under the Program, or the purchase price thereunder, and provided further that the Committee shall not have the authority to take any action or make any determination that would materially increase the benefits accruing to Participants under the Program. The determination of the Committee in the administration of the Program, as described herein, shall be final, conclusive and binding upon all persons including, without limitation,
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Harleysville Group Inc.
Year 2000 Directors' Stock Option Program
Page No. 3


              the Company, its stockholders and the persons granted options under the Program. The Secretary of the Company shall be authorized to implement the Program in accordance with its terms and to take such action of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof.

         B.   PARTICIPATION: All current and future non-employee active
              -------------
              Directors of the Company and the Parent who hold office at any time between the May 2000 Board Meeting and the May Board Meeting in 2004 shall be eligible to participate in the Program. Non-employee Directors as of the May 2000 Board of Directors Meeting shall automatically participate in the Program. Future non-employee Directors, including an employee Director who becomes a non-employee Director, will automatically participate in the Program as of the date of the first May meeting of the Board of Directors following election to the Board of Directors, or at the first May Board of Directors meeting after becoming a non-employee Director (whether or not newly elected to the Board) at or prior to the May 2004 Board of Directors meeting.

         C.   MAXIMUM NUMBER OF SHARES AVAILABLE: The maximum number of shares
              ----------------------------------
              for which options may be granted under the Program is 123,500, subject to adjustment as provided under Article II, Paragraph D, of the Program. The shares made available are comprised of all shares not issued under the 1990 Directors' Stock Option Program and 1995 Directors' Stock Option Program, with any additional amount of shares concurrently necessary, up to a maximum of 123,500, to be made available through a reduction in the amount of total shares reserved for the Company' s Equity Incentive Plan approved in 1997.

              Stock options which expire or are terminated, cancelled or forfeited in accordance with the Program shall again be available for Award under the Program.

         D.   ADJUSTMENTS: In the event of stock dividends, stock splits,
              -----------
              re-capitalizations, mergers, consolidations, combinations, exchanges of shares, spin-offs, liquidations, reclassifications or other similar changes in the capitalization of the Company, the number of shares of Common Stock available for grant under this Program shall be adjusted proportionately, and the number of shares, and the option price of outstanding stock options shall be similarly adjusted. Also, in instances where another business entity is acquired by the Company or its Parent, and the Company or its Parent has assumed outstanding option grants under a prior existing plan of the acquired entity, similar adjustments are permitted at the discretion of the Board of the Company. In the event of any other change affecting the Common Stock reserved under the Program, such adjustment, if any, as may be deemed equitable by the Committee, shall be made to give proper effect to such event.

         E.   REGISTRATION CONDITIONS:
              -----------------------

              1. Unless issued pursuant to a registration statement under the Securities Act of 1933, as amended, no shares shall be issued to a Participant under the Program unless the Participant represents and agrees with the Company that such shares are being acquired for investment and not with a view to the resale or distribution thereof, or such other documentation as may be
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Harleysville Group Inc.
Year 2000 Directors' Stock Option Program
Page No. 4


                   required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with such Act.

              2. Any restriction on the resale of shares shall be evidenced by an appropriate legend on the stock certificate.

              3. The Company shall not be obligated to deliver any Common Stock until it has been listed on each securities exchange on which the Common Stock may then be listed or until there has been qualification under or compliance with such federal or state laws, rules or regulations as the Company may deem applicable. The Company shall use reasonable efforts to obtain such listing, qualification and compliance.

         F.   GENERAL PROVISIONS: Each Award under the Program shall be
              ------------------
              subject to the requirement that if at any time the Committee shall determine that (i) the listings, registrations or qualifications of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of an Award with respect to the disposition of shares of Common Stock is necessary or desirable as a condition of or in connection with the granting of such Award or the issuance or purchase of shares of Common Stock thereunder, such Award shall not be consummated in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.


III.     STOCK OPTIONS
         -------------
         All stock options granted to Participants under the Program shall be Non-Qualified Stock Options and evidenced by a Notice of Award which shall be subject to applicable provisions of the Program, and such other provisions as the Committee may adopt, including the following provisions:

         A.   PRICE: The option price per share shall be one hundred percent
              -----
              (100%) of the Fair Market Value of a share of Common Stock at the close of business on the date of grant.

         B.   AMOUNT AND TIMING OF GRANTS: An incumbent Director shall receive
              ---------------------------
              a grant of 2,500 Non-Qualified Stock Options at the Year 2000 May Board Meeting and a grant of 2,500 options at each May Board Meeting thereafter for four successive years until and including the May 2004 Board Meeting, except that if an incumbent Director has options under the 1995 Program that vest in the same year as an award of options under this Program then the amount of shares awarded in that year shall be reduced by the number of shares that vest that year under the 1995 Program. For Directors first elected after May 2000, or for an employee Director becoming a non-employee Director after May 2000, he or she shall receive a grant of 2,500 options at the first May Board Meeting following election or an employee

Harleysville Group Inc.
Year 2000 Directors' Stock Option Program
Page No. 5


              Director becoming a non-employee Director and a grant of 2,500 options at each May Board Meeting thereafter occurring in or before May 2004. No options shall be granted under this Program after May 2004.

              In the event that at a May Board meeting there are insufficient shares remaining in the Program on which to grant 2,500 options to each Director otherwise entitled to receive options, then the remaining shares shall be divided by the number of Participants and options shall be granted to the Participants in an amount equal to the whole number so determined.

         C.   EXERCISABILITY OF OPTIONS: All options vest and are
              -------------------------
              exercisable as of the day of grant.

         D.   PERIOD: Stock options shall have a term of ten years from
              ------
              the date of grant and shall expire at 5:00 p.m. on the tenth anniversary of the grant, subject to earlier expiration or termination as set forth herein.

         E.   EXERCISE PROCEDURES: A stock option, or portion thereof,
              -------------------
              shall be exercised by delivery of a written notice of exercise to the Secretary of the Company, and payment of the full price of the shares being purchased.


         F.   PAYMENT: The price of an exercised stock option, or portion
              -------
              thereof, may be paid:

              1. in cash or by check, bank draft or money order payable to the order of the Company, or

              2. through the delivery of shares of the Company's Common Stock owned by the Participant, having an aggregate Fair Market Value as determined on the date of exercise equal to the option price, or

              3.   by a combination of both 1 and 2 above.

         G.   TERMINATION OF SERVICE: In the event of the Termination of
              ----------------------
              Service on the Board by a Director, other than by reason of retirement, Disability or death as set forth in paragraph H hereof, the then outstanding options of such Director may be exercised within one hundred twenty days after such termination, or on their stated expiration date, whichever occurs first. For purposes of this Program, the term "by reason of retirement" shall mean mandatory retirement at age 72 pursuant to Board policy.
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Harleysville Group Inc.
Year 2000 Directors' Stock Option Program
Page No. 6


         H.   RETIREMENT, DISABILITY OR DEATH: In the event of Termination of
              -------------------------------
              Service by reason of retirement (as defined above) or death, or Disability of a Director, the Director or his/her guardian or legal representative may exercise all options within two years after such retirement, death or Disability, or on their stated expiration date, whichever occurs first.

IV.      MISCELLANEOUS PROVISIONS
         ------------------------

         A.   AMENDMENT, SUSPENSION AND TERMINATION OF PROGRAM: The Board of
              ------------------------------------------------
              Directors may suspend or terminate the Program or revise or amend it in any respect whatsoever; provided, however, that without approval of the stockholders, no revision or amendment shall change the selection or eligibility of Directors to receive options under the Program, the number of shares of stock subject to any such options of the Program, the purchase price thereunder, or materially increase the benefits accruing to Participants under the Program.

         B.   GOVERNMENT AND OTHER REGULATIONS: The obligation of the Company to
              --------------------------------
              issue Awards under the Program shall be subject to all applicable laws, rules and regulations, and to such approvals by any government agencies as may be required.

         C.   OTHER COMPENSATION PLANS AND PROGRAMS: The Program shall not
              -------------------------------------
              be deemed to preclude the implementation by the Company or its Parent of other compensation plans or programs which may be in effect from time to time.

         D.   TRANSFERABILITY: No right or interest of any Participant in any
              ---------------
              Award under the Program shall be (a) assignable or transferable, except by will or the laws of descent and distribution or a valid beneficiary designation made in accordance with procedures established by the Committee, and (b) liable for, or subject to, any lien, obligation or liability.

         E.   WITHHOLDING TAXES: The Company shall have the right to require a
              -----------------
              payment from a Participant to cover applicable withholding for any federal, state or local taxes, if any. The Company reserves the right to offset such tax payment from any other funds which may be due the Participant by the Company.

         F.   CONSTRUCTION OF PROGRAM: The interpretation of the Program and the
              -----------------------
              application of any rules implemented hereunder shall be determined in accordance with the laws of the Commonwealth of Pennsylvania.

         G.   UNFUNDED PROGRAM: The Program shall be unfunded, and the Company
              ----------------
              shall not be required to segregate any assets which may at any time be represented by Awards. Any liability of the Company to any person with respect to an Award under this Program shall be based solely upon any obligations which may be created by this Program; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company.

Harleysville Group Inc.
Year 2000 Directors' Stock Option Program
Page No. 7



         H.   PRONOUNS, SINGULAR AND PLURAL: The masculine may be read as
              -----------------------------
              feminine, the singular as plural, and the plural as singular as necessary to give effect to the Program.

         I.   EFFECTIVE DATES: The Program will become effective on approval
              ---------------
              by stockholders. The Program and all outstanding Awards shall remain in effect until all outstanding Awards have been exercised or repurchased, have expired or have been cancelled.

         J.   LIMITATION OF RIGHTS:
              --------------------

              1.   No Right to Continue as a Director: Neither the Program, nor
                   ----------------------------------
                   the granting of an option nor any other action taken pursuant to the Program, shall constitute or be evidence of any agreement or understanding, express or implied, that the Director has a right to continue as a Director for any period of time, or at any particular rate of compensation.

              2.   No Share Owners' Rights for Options: A Director who has been
                   -----------------------------------
                   granted options shall have no rights as a share owner with respect to the shares covered by options granted hereunder until the date of the issuance of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.